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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-75649 and 333-108483 of Alkermes, Inc. on Form S-3 and Registration Statement Nos. 333-72988, 333-89573, 333-89575, 333-48768, 333-48772, 333-71011,
333-50357, 333-13283, 33-97468, 33-58330, 333-107206, 333-109376, 333-107208 and
33-44752 of Alkermes, Inc. on Form S-8 of our report dated February 20, 2004 with respect to the financial statements of Reliant Pharmaceuticals, LLC as of December 31, 2003 and 2002 and for the years then ended, included in this Form 10-K of Alkermes, Inc. for the year ended March 31, 2004.

/s/ Ernst & Young LLP

MetroPark, New Jersey
June 10, 2004